Exhibit 10.10

Execution Version

INTERPARTY AGREEMENT

among

EAST WEST BANK,

(Investor and the Class A Member),

FUELCELL ENERGY FINANCE HOLDCO, LLC,

a Delaware limited liability company (Borrower and the Class B Member),

AMALGAMATED BANK,

a New York Banking corporation (Amalgamated Bank)

LIBERTY BANK,

a mutual savings bank (Liberty Bank or Administrative Agent)

and

CONNECTICUT GREEN BANK

(CGB or Subordinated Lender)

Dated as of August 18, 2023

INTERPARTY AGREEMENT

This INTERPARTY AGREEMENT (this “Agreement”), dated as of August 18, 2023, is entered into by and among EAST WEST BANK (the “Investor” and the “Class A Member”), Fuelcell energy finance holdco, LLC, a Delaware limited liability company (“Borrower” and the “Class B Member”), AMALGAMATED BANK, a New York banking corporation  (“Amalgamated Bank”), LIBERTY BANK, a mutual savings bank, together with its permitted successors and assigns (“Liberty Bank” or “Administrative Agent”, and, together with Amalgamated Bank, the “Senior Lenders” or each individually a “Senior Lender”) and CONNECTICUT GREEN BANK (in its capacity as lender, “CGB” or “Subordinated Lender” or, in its capacity as the administrative agent on the Subordinated Back Leverage Financing (as defined below), the “Subordinated Agent”).

RECITALS

A.The Investor owns one hundred percent (100%) of the Class A Membership Interests (as defined in the Holdco Operating Agreement (as defined below)) in Groton Station Fuel Cell Holdco, LLC, a Delaware limited liability company (“Holdco”), and the Class B Member owns one hundred percent (100%) of the Class B Membership Interests (as defined in the Holdco Operating Agreement) in Holdco and also is the Managing Member (as defined in the Holdco Operating Agreement) of Holdco.
B.Holdco owns one hundred percent (100%) of the issued and outstanding membership interests in Groton Station Fuel Cell, LLC, a Connecticut limited liability company (the “Project Company”) which, in turn, owns and operates a fuel cell power plant located at the U.S. Navy Submarine Base, Wahoo Avenue, Groton, Connecticut (the “Project”).
C.Pursuant to that certain Credit Agreement, to be entered into and dated concurrently with the execution of this Agreement, by and between Borrower, Administrative Agent, and the Senior Lenders (together with all modifications, amendments, renewals, extensions, restatements and replacements thereof, the “Credit Agreement”), the Senior Lenders have agreed to provide certain permanent financing (the “Senior Back Leverage Financing”) to Borrower in accordance with the terms more particularly described therein.
D.Concurrently with the execution of the Credit Agreement, Borrower, Administrative Agent and the Senior Lenders, will enter into the Collateral Documents (as defined in the Credit Agreement) pursuant to which Borrower will provide certain security to the Administrative Agent for the ratable benefit of the Senior Lenders in support of Borrower’s obligations under the Credit Agreement and, included in the Collateral Documents and as part of such security, Borrower and Administrative Agent will enter into a Pledge and Security Agreement (together with all modifications, amendments, renewals, extensions, restatements and replacements thereof, the “Pledge and Security Agreement”) pursuant to which Borrower will grant to the Administrative Agent for the ratable benefit of the Senior Lenders a first priority security interest in its Class B Membership Interests and all proceeds therefrom.
E.Concurrently with the execution of the Credit Agreement and Collateral Documents as referenced above, Borrower, Subordinated Lender, and Subordinated Agent will enter into that certain credit agreement (the “Subordinated Credit Agreement” ) and related collateral documents (the “Subordinated Collateral Documents”) pursuant to which, (i) Subordinated Lender has agreed to provide certain permanent financing (the “Subordinated Back Leverage Financing”) to Borrower and included in the Subordinated Collateral Documents is a pledge and security agreement (the “Subordinated Pledge and Security Agreement”) pursuant to which Borrower will grant to CGB a security interest in the Class B Membership Interests and all proceeds therefrom, which such security interest to be subordinate in priority only to the first priority security interests granted to the Administrative Agent for the ratable benefit of the Senior Lenders pursuant to the Pledge and Security Agreement.
F.As a condition to the execution and delivery of the Credit Agreement and the Subordinated Credit Agreement, and of the Senior Lenders’ and Subordinated Lender’s willingness to enter into the Credit Agreement and Subordinated Credit Agreement, respectively, the Senior Lenders and Subordinated Lender each require that the Investor, Borrower, the Senior Lenders and Subordinated Lender enter into this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1.DEFINITIONS.
(a)Except as otherwise defined in this Agreement, capitalized terms shall have the meanings given to them in this Section 1:

“Bankruptcy Code” means Title 11 of the United States Code.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of Connecticut.

“CGB Subordination Agreement” means that certain Subordination Agreement dated as of the date hereof, among CGB, as administrative agent and collateral agent, the subordinated lenders party thereto, Administrative Agent, and Senior Lenders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Class A Membership Interest” has the meaning set forth in the Holdco Operating Agreement.

“Class B Membership Interest” has the meaning set forth in the Holdco Operating Agreement.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Holdco Operating Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Holdco, dated as of July 7, 2022, by and between the Investor and Borrower, as amended by that certain First Amendment to the Second Amended and Restated Limited Liability Company Agreement of Holdco, dated as of December 16, 2022, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Loan Party” means Borrower or FuelCell Energy, Inc., a Delaware corporation, in its capacity as a guarantor of the Senior Back Leverage Financing and the Subordinated Back Leverage Financing.

“Managing Member” has the meaning set forth in the Holdco Operating Agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor entity.

“Purchase Option” has the meaning set forth in the Holdco Operating Agreement.

“Purchase Option Event” means (a) the acceleration of all or any portion of the debt under the Credit Agreement pursuant to the terms thereof, (b) the commencement of any enforcement action by the Administrative Agent with respect to any of the Collateral (as such term is defined in the Credit Agreement), (c) the commencement of any proceedings under any Debtor Relief Law with respect to any Loan Party, or (d) a payment default under the Credit Agreement that, in the case of (d), is not cured, or waived by the Administrative Agent, within twenty (20) Business Days after the Investor’s receipt of the applicable Default Notice.

“Quarterly Amalgamated O&M Reserve Account Payment” means a quarterly deposit, each in an amount equal to $101,100, into the deposit account in the name of the Project Company at Amalgamated Bank until the amount therein equals at least $5,439,500.

“Quarterly Liberty O&M Reserve Account Payment” means a quarterly deposit, each in an amount equal to $101,100, into the deposit account in the name of the Project Company at Liberty Bank until the amount therein equals at least $5,439,500.

“Removal Event” means the removal of the Managing Member for Cause (under and as defined in Section 6.07 of the Holdco Operating Agreement).

“S&P” means S&P Global Ratings or any successor entity.

“Tax Equity Guaranty” means that certain Guaranty, dated as of July 7, 2022, made by FuelCell Energy, Inc., a Delaware corporation, for the benefit of the Investor.

SECTION 2.BORROWER REPRESENTATIONS AND WARRANTIES; INVESTOR CONSENTS.
(a)Provision of Credit Agreement; Collateral Documents; Subordinated Credit Agreement; Subordinated Collateral Documents. (i) Borrower represents and warrants to the Investor that it has provided true and complete copies of the Credit Agreement and the Collateral

Documents (including the Pledge and Security Agreement) to the Investor; and (ii) Borrower represents and warrants to the Investor that it has provided true and complete copies of the Subordinated Credit Agreement and the Subordinated Collateral Documents (including the Subordinated Pledge and Security Agreement) to the Investor.
(b)Consent to Pledge and Security Agreement and Subordinated Pledge and Security Agreement.  Subject to the terms and conditions of this Agreement, the Investor hereby consents to (i) the execution and delivery by Borrower of the Credit Agreement and the Pledge and Security Agreement (each, in its current form, as of the date hereof) and the transactions contemplated thereby as of the date hereof, (ii) the granting by Borrower to the Administrative Agent for the ratable benefit of the Senior Lenders of the pledges, security interests and other encumbrances regarding the Class B Membership Interests, as set forth in the Pledge and Security Agreement, (iii) the execution and delivery by Borrower of the Subordinated Credit Agreement and the Subordinated Pledge and Security Agreement (each, in its current form, as of the date hereof) and the transactions contemplated thereby as of the date hereof; and (iv) the granting by Borrower to the Subordinated Lender of the pledges, security interests and other encumbrances regarding the Class B Membership Interests, as set forth in the Subordinated Pledge and Security Agreement.  The Investor acknowledges the right (but not the obligation) of Administrative Agent and Subordinated Agent in the exercise of their respective rights and remedies under the Pledge and Security Agreement and the Subordinated Pledge and Security Agreement, respectively, upon notice to the Investor that an Event of Default (as defined in the Credit Agreement or the Subordinated Credit Agreement, as applicable) has occurred and is continuing, to cure any defaults of Borrower, make all demands, give all notices, take all actions, and exercise all rights of Borrower under the Holdco Operating Agreement, and the Investor agrees to accept any such exercise in accordance with and subject to the terms and conditions of this Agreement, the CGB Subordination Agreement, the Pledge and Security Agreement and the Subordinated Pledge and Security Agreement and the Holdco Operating Agreement.
SECTION 3.O&M Reserve Accounts; CLASS A MEMBER DIVERSIONS.

The Administrative Agent, Senior Lenders, Subordinated Agent, Subordinated Lender, the Investor and Borrower agree and acknowledge the following:

(a)In connection with the closing of the Senior Back Leverage Financing and the Subordinated Back Leverage Financing, and in accordance with Section 4.03(d) of the Holdco Operating Agreement, Borrower will establish and maintain major maintenance reserve accounts in an initial aggregate amount of $6,500,000, which shall increase quarterly by each of the Quarterly Liberty O&M Reserve Account Payment and the Quarterly Amalgamated O&M Reserve Account Payment, to be held in two deposit accounts in the name of the Project Company at each of the Senior Lenders as set forth in Section 6.21 of the Credit Agreement (collectively, the “O&M Reserve Accounts”).  Following the full repayment of the outstanding principal balance of the Senior Back Leverage Financing and subject to the terms of the CGB Subordination Agreement, the aggregate balance of the O&M Reserve Accounts shall be transferred to the CGB O&M Reserve Account (as defined by the Subordinated Credit Agreement) and be maintained for the benefit of CGB in accordance with the terms of the Subordinated Credit Agreement, and, in the event a principal balance of the Subordinated Back Leverage Financing remains outstanding after the outstanding principal balance of the Senior Back Leverage Financing has been paid in full, any references to “O&M Reserve Accounts” contained in this Agreement shall be replaced with “CGB O&M Reserve Account” and shall be read accordingly, mutatis mutandis.
(b)The Class B Member shall be permitted to withdraw from the O&M Reserve Accounts all amounts necessary to effect two module replacements for the Project.  Subject to Section 3(c)(iii), the Senior Lenders, Subordinated Lender, and, as long as it continues to be a Class A Member in Holdco, the Investor shall not consent to Holdco’s (or the Project Company’s) use of proceeds in the O&M Reserve Accounts for any purpose other than the replacement of modules for the Project and related costs.
(c)The Administrative Agent, Senior Lenders, Subordinated Agent, Subordinated Lender, and the Investor each agree that:
(i)the Administrative Agent and the Subordinated Agent shall notify the Class A Member in the event that any portion of the O&M Reserve Accounts has been withdrawn and/or used or in the event that the Class B Member has failed to satisfy its obligations to fund the O&M Reserve Accounts; and
(ii)the funding of the O&M Reserve Accounts satisfy the requirements of funding the “Major Maintenance Reserve Account” (as such term is defined in the Holdco Operating Agreement); and
(iii)to the extent any amounts remain in the O&M Reserve Accounts following the second module replacement, at such time as Borrower may exercise the Purchase Option, Borrower shall be permitted to utilize any such amounts in connection with the purchase of the Class A Membership Interest pursuant to the Purchase Option and the terms of the Holdco Operating Agreement as long as, following such use, sufficient amounts remain in the O&M Reserve Accounts to pay to the Senior Lenders the outstanding principal balance of the Senior Back Leverage Financing on the maturity date of such Senior Back Leverage Financing and to fund the CGB O&M Reserve Account.
(d)At such time as the Investor and any Class A Member (as defined in the Holdco Operating Agreement) no longer holds Class A Membership Interests in Holdco, Borrower shall continue to have the right to use proceeds in the O&M Reserve Accounts for the replacement of modules and related operations and maintenance for the Project with any remaining amount to be permitted to be used to pay to the Senior Lenders the outstanding principal balance of the Senior Back Leverage Financing on the maturity date of such Senior Back Leverage Financing and, following the repayment of the outstanding principal balance of the Senior Back Leverage Financing, to pay the Subordinated Lender the outstanding principal balance of the Subordinated Back Leverage Financing on the maturity date of such Subordinated Back Leverage Financing.
(e)All proceeds taken from the O&M Reserve Accounts shall be taken on a pro rata basis from the O&M Reserve Accounts maintained at each Senior Lender so that the withdrawn amount shall be sufficient to make the required payments.
SECTION 4.INVESTOR CURE RIGHTS

(a)Notices to the Investor.  Whenever Administrative Agent shall provide to Borrower any written notice (a “Default Notice”) of an Event of Default for which Administrative Agent is entitled to foreclose on or to conduct a sale in lieu of foreclosure of (or similar action) the Class B Membership Interests (a “Project Event of Default”), Administrative Agent shall, promptly (but in no event later than five (5) Business Days following delivery of such Default Notice to Borrower) deliver to the Investor a copy of such Default Notice in accordance with the notice provisions set forth in Section 8(b).
(b)Investor’s Right to Cure.
(i)Subject to the terms of this Section 4, the Investor shall have the right, but not the obligation, to cure or procure the cure of the Project Event(s) of Default listed in any Default Notice.  The Investor shall have the right to cure or procure the cure of any such Project Event of Default (A) that is curable by the payment of money during a period of ten (10) Business Days (the “Monetary Cure Period”), and (B) that is not curable by the payment of money during a period of seventy five (75) days (the “Non-Monetary Cure Period” and, together with the Monetary Cure Period, the “Investor Cure Periods”); provided, however, that such Investor Cure Periods shall commence upon the receipt by the Investor of the applicable Default Notice and shall run simultaneously with the cure periods (if any) afforded to Borrower under the Credit Agreement or the Subordinated Credit Agreement.
(ii)A Non-Monetary Cure Period may be extended with further written notice every thirty (30) days from the Investor to Administrative Agent updating Administrative Agent on the continuing diligent efforts by the Investor to cure such Project Event(s) of Default; provided, however, that in any event, no Non-Monetary Cure Period shall be extended beyond the date that is seventy-five (75) days after the date the Investor receives the applicable Default Notice.  Except for Administrative Agent’s retained enforcement rights as described in Section 4(b)(iii), Administrative Agent shall not exercise any remedies with respect to the Class B Membership Interests during the Investor Cure Period.
(iii)Nothing in this Section 4(b) shall affect the right of Administrative Agent to (A) take such action (including making any filings or renewals, initiating any proceedings or providing any notices or demands), or refrain from taking such action, in order to preserve or protect the continued perfection and priority of Administrative Agent’s liens on and the value of the Class B Membership Interests and its rights under the Collateral Documents, (B) accrue interest (including default rate interest) and charge fees on the amounts unpaid, (C) terminate all unused commitments and not be obligated to make additional loans or (D) if a Project Event of Default is continuing after the expiration of the applicable Investor Cure Period, exercise any of its rights and remedies under the Collateral Documents, including the right to foreclose on or sell in lieu of foreclosure (or take similar action) the Class B Membership Interests.
(c)Restrictions on Transfer; Release.  Administrative Agent agrees that (i) no  Class B Membership Interests may be sold, assigned, leased or otherwise transferred to Borrower or Affiliate (as defined in the Holdco Operating Agreement) of Borrower and (ii) if the Investor in

good faith reasonably requests in writing, any subsequent purchaser of the Class B Membership Interests shall agree in writing that it will not enter into or permit the entering into of any agreement granting Borrower or any Affiliate of Borrower ownership, operation or control, or any other material right in connection with, the Class B Membership Interests.
(d)Project Asset Sale.  If a Project Event of Default shall occur that is not cured by the end of the applicable Investor Cure Period and Administrative Agent shall elect to conduct a public or private sale of all of the Class B Membership Interests (a “Project Asset Sale”), Administrative Agent shall conduct such sale in accordance with all requirements of applicable law, on an arms’-length basis pursuant to a commercially reasonable process and subject to the following:
(i)Administrative Agent shall deliver an initial written notice of such sale to the Investor with a description in reasonable detail of the process that Administrative Agent intends to follow in conducting such sale and after such initial notice Administrative Agent shall supply the Investor with copies of all written materials provided to the parties participating in the bidding for such a sale and shall cooperate with any reasonable request the Investor for information that would allow the Investor to participate in the Project Asset Sale; and
(ii)The Investor shall have the right to participate in the bidding for the Project Asset Sale, and Administrative Agent shall allow the Investor reasonable access to all written materials and information relating to the Project Asset Sale.
(e)Additional Actions.  At Borrower’s expense, Borrower agrees to execute and deliver all documentation, and to take any and all actions, reasonably requested by the Investor or Administrative Agent to further the enforcement of the Investor’s or Administrative Agent’s rights under this Section 4.
(f)Investor Retained Rights.  Administrative Agent acknowledges that the Investor retains all right, title or interest of the Investor (i) against Class B Member under the Holdco Operating Agreement, (ii) to any indemnity payable to the Investor under any Transaction Document (as defined in the Holdco Operating Agreement), (iii) to insurance proceeds, if any, payable only to the Investor under insurance separately maintained by the Investor and (iv) to demand, collect, sue for or otherwise receive and enforce its rights under the above or to seek payment of the foregoing amounts, in each case against Class B Member and its Affiliates (the “Investor Retained Rights”).
(g)Investor’s Right to Purchase Loans.
(i)Without prejudice to the enforcement of the rights and remedies of Administrative Agent under the Collateral Documents (subject to the restrictions therein), Administrative Agent agrees that, if a Purchase Option Event has occurred and is continuing, the Investor (or its designee) may, subject to the conditions set forth in Section 4(g)(ii) to (v) below, purchase from Administrative Agent (without warranty or representation or recourse other than as to title) all, but not less than all, of the amount then outstanding under the Credit Agreement and the secured parties’ rights under the Credit

Agreement and all of the Collateral Documents for a price equal to the sum of (A) the then-outstanding principal balance of the loans under the Credit Agreement, (B) all accrued and unpaid interest due thereon, (C) any prepayment premium due thereon, and (D) the amount of all other monetary obligations then due and payable under the Credit Agreement (such option of the Investor (or its designee), the “Loan Purchase Option”).
(ii)Administrative Agent shall deliver a written notice to the Investor of any Purchase Option Event no later than five (5) Business Days following the occurrence of any such Purchase Option Event (provided that the failure to give such notice shall not affect the Investor’s right to the Loan Purchase Option if a Purchase Option Event has occurred and is continuing).
(iii)Within 45 days of receipt by the Investor of a notice of a Purchase Option Event, the Investor may deliver to Administrative Agent a notice of intent to exercise the Loan Purchase Option (a “Notice of Intent”), which notice shall be irrevocable upon receipt by Administrative Agent. The failure by Investor to deliver a Notice of Intent within such 45-day period shall terminate the Loan Purchase Option with respect to the Purchase Option Event described in the notice provided by Administrative Agent pursuant to Section 4(g)(ii), provided that the terms and conditions set forth in Section 4(g)(i) to (v) shall apply to any subsequent Purchase Option Event.
(iv)Within 30 days of receipt by Administrative Agent of a Notice of Intent, the Investor shall pay the price set forth in Section 4(g)(i) to Administrative Agent, and the Investor, Administrative Agent, and the applicable lenders shall, simultaneously therewith, execute an assignment and assumption agreement reasonably satisfactory to each such party and consistent with the terms and conditions of this Agreement.
(v)No consent shall be required for the Investor’s exercise of the Loan Purchase Option or any assignment under this Section 4(g).
(h)Subordinated Lender. If the Subordinated Lender becomes the first priority lien holder on Borrower’s interest in, to and under the Class B Membership Interests, then for purposes of this Section 4, the defined term “Subordinated Agent” shall replace the defined term “Administrative Agent”, the defined term “Subordinated Collateral Documents” shall replace the defined term “Collateral Documents”, and the defined term “Subordinated Credit Agreement” shall replace the defined term “Credit Agreement” and the provisions of this Section 4 shall be read accordingly, mutatis mutandis.
SECTION 5.FORECLOSURE OF CLASS B MEMBERSHIP INTERESTS.
(a)Subject to Section 4, the Investor agrees that if Administrative Agent shall notify the Investor in writing that a Project Event of Default has occurred and is continuing and that Administrative Agent has elected to exercise its rights and remedies pursuant to the Pledge and Security Agreement with respect to the foreclosure (whether judicial or nonjudicial) or sale of any of Borrower’s Class B Membership Interests in Holdco and the Holdco Operating Agreement, then Administrative Agent or its nominee, designee or assignee (such nominee, designee or assignee, a “Subsequent Transferee”) shall, subject to the satisfaction of all of the Foreclosure

Conditions (as defined below), be substituted for Borrower as the Managing Member of the Holdco and owner of the Class B Membership Interests in the Holdco, and otherwise under the Holdco Operating Agreement, and the Investor shall (i) recognize Administrative Agent or the Subsequent Transferee, as applicable, as the applicable counterparty to the Holdco Operating Agreement and (ii) continue to perform its obligations under the Holdco Operating Agreement in favor of Administrative Agent or the Subsequent Transferee, as applicable, subject to the terms and conditions set forth therein; provided, that Administrative Agent or the Subsequent Transferee, as applicable, shall assume in writing all of Borrower’s rights and obligations under the Holdco Operating Agreement; provided, further, that such assumption of rights and obligations shall not include the assumption of any liabilities for claims against Borrower, the Project Company or Holdco arising during the period prior to Administrative Agent’s or the Subsequent Transferee’s succession to Borrower’s interest in, to and under the Class B Membership Interests and the Holdco Operating Agreement (including, without limitation, any claims made by the Investor against the Borrower, the Project Company or Holdco).  Notwithstanding anything else to the contrary contained herein, if, following foreclosure (whether judicial or nonjudicial) of any of Borrower’s Class B Membership Interests in Holdco and the Holdco Operating Agreement, Administrative Agent elects to transfer such interests to a Subsequent Transferee, Administrative Agent shall not be liable for any indemnification obligations under the Holdco Operating Agreement during the period after such foreclosure and before a transfer of such interests to a Subsequent Transferee if and to the extent that the Subsequent Transferee assumes liability for such indemnification obligations during such time.
(b)Subject to Section 4, notwithstanding anything to the contrary set forth in the Holdco Operating Agreement, including any restriction or condition set forth therein with respect to the Disposition (as defined therein) of the Class B Membership Interests, Administrative Agent (or its Subsequent Transferee) shall have the right to foreclose on, or otherwise dispose of (including by way of a transfer in lieu of foreclosure), the Class B Membership Interests (a “Foreclosure Transfer”) so long as the following conditions (collectively, the “Foreclosure Conditions”) are satisfied:
(i)Such transferee (either Administrative Agent or its Subsequent Transferee) shall be liable for any breach or indemnity under the Holdco Operating Agreement only from and after the date on which such transferee becomes the owner of the Class B Membership Interests, and such transferee shall not be liable for, or subject to any offsets or defenses due to, any Removal Event, misrepresentation, breach, act or omission occurring prior to the time upon which the transferee becomes the owner of the Class B Membership Interests (whether or not such Removal Event, misrepresentation, breach, act or omission is known at such time);
(ii)Each of the statements in clauses (x) through (aa) of Section 3.03(b)(iii)(C) of the Holdco Operating Agreement shall be correct in all respects, and, if requested by the Investor, transferee (either Administrative Agent or a Subsequent Transferee) shall deliver to the Investor a legal opinion, from a nationally recognized tax counsel, in form and substance reasonably satisfactory to the Investor and at a “will” level of confidence, that each of the statements in clauses (x) through (aa) of Section 3.03(b)(iii)(C) of the Holdco Operating Agreement is correct in all respects; and

(iii)Such transfer shall comply with Section 3.03 of the Holdco Operating Agreement.
(c)Upon the satisfaction of each of the Foreclosure Conditions and the consummation of the Foreclosure Transfer, Administrative Agent or its Subsequent Transferee, as applicable, shall succeed, directly or indirectly, to all of Borrower’s Class B Membership Interests and become and be deemed to be admitted as a “Class B Member” and “Member” in Holdco and to act as the “Managing Member” of Holdco in accordance with the Holdco Operating Agreement, including by participating in the management of the business and affairs of Holdco, exercising voting and other consensual rights with respect to Holdco and sharing in the profits and losses of Holdco and receiving distributions of assets of Holdco.
(d)[Intentionally omitted].
(e)If the Subordinated Lender becomes the first priority lien holder on Borrower’s interest in, to and under the Class B Membership Interests, then for purposes of this Section 5, the defined term “Subordinated Agent” shall replace the defined term “Administrative Agent” and the defined term “Subordinated Pledge and Security Agreement” shall replace the defined term “Pledge and Security Agreement”, and the provisions of this Section 5 shall be read accordingly, mutatis mutandis.
SECTION 6.REMOVAL OF MANAGING MEMBER.

If a Removal Event or any other event or circumstance that would permit the Investor to remove Borrower as Managing Member of Holdco shall occur under the Holdco Operating Agreement (a “Class B Member Event of Default”), the Investor shall provide written notice to Administrative Agent or Subordinated Agent, as the case may be, of the Investor’s intent to exercise the Investor’s right to remove Borrower as Managing Member of Holdco.  Upon receipt of such notice, Administrative Agent or Subordinated Agent shall be permitted (but not obligated) to cure any Class B Member Event of Default during any cure period afforded to Borrower under the Holdco Operating Agreement and the Investor shall accept such cure by Administrative Agent or Subordinated Agent.

SECTION 7.AMENDMENTS.

Borrower and the Investor acknowledge that, so long as any amounts of the Senior Back Leverage Financing under the Credit Agreement or Subordinated Back Leverage Financing under the Subordinated Credit Agreement remain outstanding, Borrower may be required, pursuant to the terms of the Credit Agreement or the Subordinated Credit Agreement, to solicit the prior, written consent of Administrative Agent or Subordinated Agent for any amendment, modification, supplement or termination of the Holdco Operating Agreement that would materially adversely affect the ability of Borrower to satisfy its obligations pursuant to the Credit Agreement or Subordinated Credit Agreement.

SECTION 8.MISCELLANEOUS
(a)No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns, and this Agreement shall not otherwise be deemed to confer upon or give to any other third party any right, claim, cause of action, or other interest herein.
(b)Notices.  Any notices or other communications in connection with this Agreement shall be delivered to the following addresses or such other address as such party shall designate in writing from time to time:

BORROWER:

FuelCell Energy Finance Holdco, LLC
c/o Fuel Cell Energy
3 Great Pasture Road
Danbury, CT 06810
Attention: General Counsel
Telephone: (203) 825-6070
Electronic Mail: [***]
Tax ID: 46-1044887

With a copy to:

Foley & Lardner LLLP
3000 K Street, NW
Washington, D.C. 20007
Attention: John J. Klusaritz, Esq.
Telephone: (202) 672-5310
Electronic Mail: [***]

ADMINISTRATIVE AGENT:

Liberty Bank
315 Main Street
Middletown, CT 06457
Attention: Daniel Longo
Telephone: (860) 638-2942
Electronic Mail: [***]

With copies to:

Shipman & Goodwin LLP
One Constitution Plaza
Hartford, CT 06103
Attention: James C. Schulwolf, Esq.
Telephone: (860) 251-5949
Electronic Mail: [***]

SENIOR LENDERS:

Liberty Bank
315 Main Street
Middletown, CT 06457
Attention: Daniel Longo
Telephone: (860) 638-2942
Electronic Mail: [***]

With copies to:

Shipman & Goodwin LLP
One Constitution Plaza
Hartford, CT 06103
Attention: James C. Schulwolf, Esq.
Telephone: (860) 251-5949
Electronic Mail: [***]

Amalgamated Bank
275 Seventh Avenue, 9th Floor
New York, NY 10001
Attention: Collin Hooper / Matthew Beiler
Telephone: (212) 895-4405
Electronic Mail: [***] / [***]

With copies to:

Amalgamated Bank
275 Seventh Avenue
New York, NY 10001
Attention: General Counsel
Telephone: (212) 895-4441
Electronic Mail: [***]

SUBORDINATED AGENT:

Connecticut Green Bank

75 Charter Oak Avenue

Hartford, CT 06106
Attention: General Counsel
Telephone: (860) 563-0015
Electronic Mail: [***]

With copies to:

Pullman & Comley, LLC

850 Main Street, PO Box 7006

Bridgeport, CT 06601

Attention: Nancy A. D. Hancock, Esq.

Telephone: (203) 330-2118

Electronic Mail: [***]

INVESTOR:

East West Bank

535 Madison Ave, 8th Floor

New York, NY 10022
Attention: Mr. Christopher C. Simeone
Relationship Manager, Project Finance

Telephone: (212) 298-3803

Electronic Mail: [***]

With copies to:

Linklaters LLP

1290 Avenue of the Americas

New York, NY 10104
Attention: Marius Griskonis, Esq.

Telephone: (212) 903-9262

Electronic Mail: [***]

Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or certified mail, return receipt requested, or electronic mail. A notice, request, delivery or consent given under this Agreement is effective on receipt by the party to receive it; provided that any electronic mail that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests, deliveries and consents to be sent to a party to this Agreement must be sent to or made at the addresses given for that party set forth in this Section 8(b), as amended from time to time. A copy of any notice, request, delivery or consent sent to Holdco under this Agreement must be given to all of the parties to this Agreement. Whenever any notice is required to be given by applicable law, the Certificate of Formation of Holdco filed with the Secretary of State of Delaware pursuant to the Delaware Limited Liability Company Act, or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

(c)Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF WHICH MAY REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

(d)Jurisdiction; Service of Process. Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of the courts of the County of New York in the State of New York and of any federal courts located therein in connection with any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; agrees to waive any objection to venue in the State and County of New York; and agrees that, to the extent permitted by law, service of process in connection with any such proceeding may be effected by mailing in the same manner provided in Section 8(b).
(e)Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.
(f)Counterparts. This Agreement may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement. Signatures delivered by facsimile or by .pdf shall have the same effect as original signatures.
(g)Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable laws, the parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
(h)Assignments; Amendments. (i) Borrower shall not assign this Agreement in whole or in part without Administrative Agent’s and the Subordinated Lender’s prior written consent, (ii) the Investor at any time may assign this Agreement in whole or in part in connection with any transfer or sale of the Class A Membership Interest in accordance with the applicable terms of the Holdco Operating Agreement and (iii) Administrative Agent or Subordinated Lender at any time may assign this Agreement in whole or in part in connection with any assignment of the Collateral Documents or Subordinated Collateral Documents in accordance with the applicable terms thereof and the terms of the CGB Subordination Agreement. This Agreement may not be amended except by written instrument executed by all of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto by their officers thereunto duly authorized, have duly executed this Agreement as of the date first set forth above.

EAST WEST BANK,

By:/s/ Christopher Simeone

Name:Christopher Simeone

Title:Senior Vice President

[Signature Page 1 of 3 to Interparty Agreement]

FUELCELL ENERGY FINANCE HOLDCO, LLC

By: FuelCell Energy Finance, LLC

Its: Sole Member

By:FuelCell Energy, Inc.

Its: Sole Member

By: /s/ Michael S. Bishop

Name:  Michael S. Bishop

Title:    Executive Vice President and

Chief Financial Officer

[Signature Page 2 of 3 to Interparty Agreement]

LIBERTY BANK,

as Administrative Agent

By: /s/ Daniel J. Longo

Name: Daniel Longo

Title: First Vice President

LIBERTY BANK,

as a Lender

By: /s/ Daniel J. Longo

Name: Daniel Longo

Title: First Vice President

AMALGAMATED BANK,

as a Lender

By: /s/ Collin Hooper

Name: Collin Hooper
Title: First Vice President

CONNECTICUT GREEN BANK,

as Subordinated Lender

By: /s/ Bryan Garcia

Name: Bryan Garcia
Title: President and CEO

[Signature Page 3 of 3 to Interparty Agreement]